Exhibit 3.2

ACTUA CORPORATION

THIRD AMENDED AND RESTATED

BY-LAWS

As adopted on September 2, 2014

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ACTUA CORPORATION

THIRD AMENDED AND RESTATED

BY-LAWS

As amended and restated on September 2, 2014

ARTICLE I

STOCKHOLDERS

Section 1.1    Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting, including, without limitation, for the purpose of the delivery of an annual report of the Board of Directors, shall be held at such place, within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law), such date, and such time as designated by the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 1.2    Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors or the Chief Executive Officer. A special meeting shall be called by the Chief Executive Officer, by the Chairman or Vice Chairman of the Board of Directors or pursuant to a resolution approved by a majority of the entire Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware (including by remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law), as shall be specified in the respective notices or waivers of notice thereof. Only business within the purpose or purposes described in the notice or waiver thereof required by these By-laws may be conducted at a special meeting of the stockholders. No stockholder shall have the power to require that a meeting of the stockholders be held or that any matter be voted on by the stockholders.

Section 1.3    Notice of Meetings; Waiver.

(a)	Written or printed notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than ten nor more than sixty days prior to the meeting, by or at the direction of the Board of Directors or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been delivered to a stockholder on the day after it is deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law or otherwise by these By-laws.

(b)	No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 1.4    Quorum. Except as otherwise required by law or by the Certificate of Incorporation, a quorum shall be present at a meeting of stockholders if the holders of record of more than 50% of the then outstanding shares entitled to vote at a meeting of the stockholders are represented at the meeting in person or by proxy. If less than a majority of the outstanding shares are represented at a meeting, the chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 1.7, until a quorum shall be present or represented.

Section 1.5    Voting . If, pursuant to Section 5.5 of these By-laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise explicitly required by law, the rules and regulations of any stock exchange applicable to the Corporation or by the Certificate of Incorporation or by these By-laws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

Section 1.6    Voting by Ballot. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

Section 1.7    Adjournment. The chairman of the meeting or the holders of record of more than 50% of the then outstanding shares entitled to vote at a meeting of the stockholders shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting, provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.5 of these By-laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.3 of these By-laws, shall be given to each stockholder of record entitled to vote at such meeting. If such meeting is adjourned by the stockholders, the resumption of such meeting shall occur at such time and place as shall be determined by a vote of the holders of record of more than 50% of the then outstanding shares entitled to vote at such meeting of the stockholders. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

Section 1.8    Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may vote in person or may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy executed in writing by the stockholder. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature or photographic, photostatic, or similar reproduction or by transmitting or authorizing the transmission of a telegram, telex, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.9    Notice of Stockholder Business and Nominations.

(A)    Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or the Chairman of the Board, or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. The procedures set forth in clauses (2) and (3) of this paragraph shall be the exclusive means for a stockholder to make Director nominations.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (ii) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than twenty days or delayed by more than seventy days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and to comply with the provisions of Section 2.3 of these By-laws if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B)    Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting pursuant to Section 1.3 of these By-laws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)    General.

(1)    Other than as set forth in Section 2.12, only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

(2)    For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(3)    Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.10    Organization; Procedure; Voting Lists. At every meeting of stockholders the presiding officer shall be the chairman of the meeting, who shall be the Chairman of the Board of Directors, or in his or her absence by the Vice Chairman, if any, or in his or her absence by the Chief Executive Officer or the President, if any, or in his or her absence such person designated by a majority of the Board of Directors. The order of business and all other matters of procedure at every meeting of stockholders, including the regulation of the manner of voting and the conduct of discussion as seem to him or her in order, shall be determined by such presiding officer. All meetings of the stockholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

At the request of any stockholder, the Corporation shall make available, at least ten days before a meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock record book shall be prima-facie evidence as to who are the stockholders entitled to examine such list or transfer records or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

Section 1.11    Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one or more persons to act as Inspectors of Elections, and may designate one or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots;

(c) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(d) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

The inspector may appoint or retain other persons or entities to assist in the performance of the duties of inspector.

When determining the shares represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.8 of these By-laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to (e) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector’s belief that such information is accurate and reliable.

Section 1.12    Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

Section 1.13    No Stockholder Action by Written Consent or Telephone Conference.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing or by telephone to the taking of any action is specifically denied.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1    General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation and may make all decisions and take all actions for the Corporation. The powers of the Corporation which may be exercised by the Directors without the approval of the stockholders shall include, without limitation, the power to purchase, hold and sell investments; to borrow and loan funds and provide guarantees of the obligations of others; and to acquire other companies in the ordinary course of business.

Section 2.2    Number and Term of Office. The number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but shall consist of not less than five (5) Directors nor more than nine (9) Directors. The Directors shall be divided into classes as provided in the Certificate of Incorporation.

Section 2.3    Election of Directors. At each meeting of the stockholders for the election of Directors, provided a quorum is present, (i) in an uncontested election, the Directors shall be elected if the votes validly cast for a nominee’s election exceed the votes validly cast against such nominee’s election, and (ii) in a contested election, as determined by the Board of Directors, the Directors shall be elected by a plurality of the votes validly cast, even if a formerly contested election is uncontested at the time of the meeting. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

If, in an uncontested election, a nominee for Director is not elected and the nominee is an incumbent Director and no successor has been elected at such meeting, the Director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider factors or other information that they consider appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

If a Director’s resignation is not accepted by the Board of Directors pursuant to this By-Law, such Director will continue to serve for the remainder of the term for which such Director has been elected and until such Director’s successor has been duly elected and qualified, or until such Director’s earlier death, resignation or removal. If a Director’s resignation is accepted by the Board of Directors pursuant to this By-law, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 2.12 of these By-laws or may decrease the size of the Board of Directors pursuant to Section 2.2 of these By-laws.

Section 2.4    Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings, provided that such meetings shall be held no less frequently than quarterly. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to, or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.5    Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the Chief Executive Officer or the President, or by a majority of the directors, date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on at least twenty-four hours’ notice to each other Director, if notice is given to each Director personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five days’ notice from the official date of deposit in the mail if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate of Incorporation.

Section 2.6    Quorum; Voting. Unless otherwise required by law or provided in the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business of the Directors. Except as otherwise required by law, or except as provided herein or in the Certificate of Incorporation, the act or vote of a majority of the total number of Directors then in office shall be the act of the Board of Directors. A Director who is present at a meeting of the Directors at which action on any matter of the Corporation is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 2.7    Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.5 of these By-laws shall be given to each Director.

Section 2.8    Action Without a Meeting. Any action permitted or required by law, the Certificate of Incorporation, or these By-laws to be taken at a meeting of the Directors or of any committee designated by the Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Directors or members of such committee, as the case may be, provided that the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirements of law, the Certificate of Incorporation, or these By-laws for notice of meetings, Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of Directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.9    Regulations; Manner of Acting. Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Directors. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by resolution of the Directors to the extent consistent with applicable law, the Certificate of Incorporation and these By-laws. The Board of Directors may adopt such other rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.10    Resignations. Any Director may resign at any time. Such resignation shall be made in writing, signed by such Director, to the Corporation and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 2.11    Removal of Directors. Any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors at any meeting of such stockholders, including meetings called expressly for that purpose, and at which a quorum of stockholders is present. Subject to the rights of the holders of any series of preferred stock of the Corporation, any vacancy in the Board of Directors caused by any such removal shall be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed.

Section 2.12    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock of the Company and except as provided in Section 2.11, if any vacancies occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act and such vacancies and newly created Directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created Directorship shall hold office until the next election of the class of Directors for which such Director has been chosen and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.13    Compensation. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees, other compensation for their services as directors and reimbursement of expenses, including, without limitation, their services as members of committees of the Board of Directors.

Section 2.14    Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

COMMITTEES OF DIRECTORS AND ADVISORY BOARD

Section 3.1    Committees of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more Directors, as fixed from time to time by the Board of Directors. Thereafter, members of each such committee may be designated at the annual meeting of the Board of Directors. Any such committee may be dissolved or re-designated from time to time by the Board of Directors. Each member of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

Section 3.2    Proceedings. Any such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Any such committee shall keep regular minutes of its meetings and report the same to the Board of Directors at the next meeting of the Board following such committee meeting, except that when the Board meeting is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

Section 3.3    Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee the presence of members constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any such committee shall act only as a committee, and the individual members of such committee shall have no power as such.

Section 3.4    Action by Telephonic Communications. Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.5    Resignations. Any member of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.6    Removal. Any member of any committee may be removed from his or her position as a member of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

Section 3.7    Vacancies. If any vacancy shall occur in any committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.1    Number. The officers of the Corporation shall be designated by the Board of Directors and shall include such officers as the Directors may from time to time determine, which officers may (but need not) include a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Managing Directors (and in case of each such Managing Director, with such descriptive title, if any, as the Directors shall deem appropriate), a Secretary, an Assistant Secretary, and a Treasurer. The Board of Directors also may elect one or more other officers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

Section 4.2    Election. Officers shall be chosen in such manner and shall hold their offices for such terms as determined by the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified in his stead, or until his or her earlier death, resignation, retirement, disqualification, or removal from office.

Section 4.3    Compensation. The Corporation shall have the authority to pay and provide compensation and other benefits to its officers and employees. The compensation and benefits of all officers of the Corporation shall be fixed from time to time by the Board of Directors, unless otherwise delegated by the Board of Directors to a particular committee or officer.

Section 4.4    Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors or by the President, if such powers of removal have been conferred by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not itself create contract rights. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. The Board of Directors may abolish any office at any time unless prohibited by law or statute.

Section 4.5    Authority and Duties of Officers. In addition to any specifically enumerated duties, services, and powers, the officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified by law or statute, by the Certificate of Incorporation, and by these By-laws, or as the Board of Directors may from time to time determine or as may be assigned to such officers by any competent superior officer. The Board of Directors may also at any time limit or circumvent the enumerated duties, services and powers of any officer. In addition to the designation of officers and the enumeration of their respective duties, services and powers, the Board of Directors may grant powers of attorneys to individuals to act as agent for or on behalf of the Corporation, to do any act which would be binding on the Corporation, to incur any expenditures on behalf of or for the Corporation, or to execute, deliver and perform any agreements, acts, transactions or other matters on behalf of the Corporation. Such powers of attorney may be revoked or modified as deemed necessary by the Board of Directors.

Section 4.6    Chairman of the Board. The Chairman of the Board shall, if one is designated by the Board of Directors, be the Chief Executive Officer of the Corporation, and if present, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors. He shall assist the Directors in the formulation of the policies of the Corporation, and shall be available to other officers for consultation and advice.

Section 4.7    Vice Chairman of the Board. The Vice Chairman of the Board, if one is designated by the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

Section 4.8    Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business, finances and welfare of the Corporation, subject however, to the direction of the Board of Directors. The Chief Executive Officer shall, in general, have all powers and perform all duties incident to the position of a chief executive officer and such other powers and duties as from time to time may be assigned by the Board of Directors. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties and business of the Corporation with all such powers as may be reasonably incident to such responsibilities. He may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. The Chief Executive Officer shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall present to the annual meeting of the stockholders a report of the business of the Corporation for the preceding fiscal year.

Section 4.9    President. The President shall, if one is designated by the Board of Directors, have day-to-day supervision over the operating affairs of the Corporation and such powers and duties subject at all times to the authority of the Board of Directors. The President shall have general management and supervision of the operations of the Corporation under the direction and supervision of the Chief Executive Officer; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

Section 4.10    Managing Directors. Each Managing Director that is designated by the Board of Directors shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President or the Board of Directors.

Section 4.11    Secretary. The Secretary, if one is designated by the Board of Directors, shall have the following powers and duties:

(a)    He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b)    He or she shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.

(c)    Whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee.

(d)    He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-laws, and when so affixed he or she may attest the same.

(e)    He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-laws.

(f)    He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(g)    He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these By-laws or as may be assigned to him or her from time to time by the Board of Directors or the President.

Section 4.12    Assistant Secretary. The Assistant Secretary, if one is designated by the Board of Directors, shall generally assist the Secretary.

Section 4.13    Treasurer. The Treasurer, if one is designated by the Board of Directors, shall be the chief accounting and financial officer of the Corporation and have custody of all the funds, securities and other valuables of the Corporation which may have or shall come into his or her hands. The Treasurer shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation and shall have such powers and perform such duties as may be prescribed by the President, the Board of Directors or elsewhere in these By-laws.

Section 4.14    Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to the President the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

ARTICLE V

CAPITAL STOCK

Section 5.1    Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Managing Director, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-laws.

Section 5.2    Signatures; Facsimile. All of such signatures on the certificate referred to in Section 5.1 of these By-laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.3    Lost, Stolen or Destroyed Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.4    Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law. Subject to the provisions of the Certificate of Incorporation and these By-laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.5    Record Date. In order to determine the stockholders entitled to notice of, or entitled to vote at, any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or entitled to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6    Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.7    Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.1    Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended. The indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability. Notwithstanding the foregoing, but subject to Section 6.5 of these By-laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The rights granted pursuant to this Article VI shall be deemed contract rights. No amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

Section 6.2    Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 of these By-laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 6.3    Determination that Indemnification is Proper. Any indemnification of a Director or officer of the Corporation under Section 6.1 of these By-laws (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Any such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 6.4    Advance Payment of Expenses. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Sections 6.1, 6.2, and 6.3 who was, is, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of a written affirmation by such Director or officer of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise. The Board of Directors may authorize the Corporation’s counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6.5    Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections 6.1, 6.2, and 6.3 of these By-laws, or advance of costs, charges and expenses to a Director or officer under Section 6.4 of these By-laws, shall be made promptly, and in any event within thirty days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.4 of these By-laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.6    Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such Director, officer, employee or agent.

The indemnification and the advancement and payment of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, common or statutory law, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.7    Insurance. The Corporation shall purchase and maintain insurance, at its expense, to protect the Corporation and any person who is or was or has agreed to become a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any expense, liability, or loss asserted against him or her or incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 6.8    Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director or officer or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.9    Limitation on Liability. No Director or officer shall be personally liable, as such, for any action taken or omitted from being taken unless: (i) such Director or officer breached or failed to perform the duties of his office; and (ii) the breach or failure to perform constituted recklessness, self-dealing or willful misconduct. The foregoing shall not apply to any responsibility or liability under a criminal statute or liability for the payment of taxes under Federal, state, or local law.

Section 6.10    Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation shall pay or reimburse expenses incurred by a Director or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

Section 6.11    Indemnification of Employees and Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Directors and officers under this Article VI; and, the Corporation may indemnify and advance expenses to persons who are not or were not Directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to Directors and officers of the Corporation under this Article VI.

ARTICLE VII

OFFICES

Section 7.1    Registered Office and Agent. The registered agent and office of the Corporation in the State of Delaware shall be Corporation Service Company, located at 1013 Centre Road in the City of Wilmington, County of New Castle (19805) or such other agent and office (which need not be a place of business of the company) as the Board of Directors may designate from time to time in the manner provided by law.

Section 7.2    Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1    Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.

Section 8.2    Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 8.3    Execution of Instruments. The President, any Managing Director, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 8.4    Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

Section 8.5    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

Section 8.6    Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Managing Director, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 8.7    Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Managing Director shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.8    Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

Section 8.9    Seal. The seal of the Corporation shall be circular in form, and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.” The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.10    Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.1    Amendment. Subject to any express provision in the Certificate of Incorporation to the contrary, these By-laws may be amended, altered or repealed:

(a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors without the assent or vote of the stockholders of the Corporation if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b) at any regular or special meeting of the stockholders upon the affirmative vote of not less than two-thirds (66 2/3%) of the holders of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION

Section 10.1    Construction. In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation, the Delaware General Corporation Law, the rules and regulations of any stock exchange applicable to the Corporation or any other applicable law as in effect from time to time, the provisions of the Certificate of Incorporation, the Delaware General Corporation Law, the rules and regulations of any stock exchange applicable to the Corporation or any other applicable law shall be controlling to the extent of such conflict.